Investor Presentation December 2019 Exhibit 99.2

Disclaimer Forward-looking statements This presentation contains “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding the estimated future financial performance, financial position and financial impacts of the Business Combination, the satisfaction of closing conditions to the Business Combination and the PIPE Investment, the level of redemption by GSAH’s public stockholders and purchase price adjustments in connection with the Business Combination, the timing of the completion of the Business Combination, the anticipated pro forma enterprise value and Adjusted EBITDA of the combined company following the Business Combination, anticipated ownership percentages of the combined company’s stockholders following the potential transaction, and the business strategy, plans and objectives of management for future operations, including as they relate to the potential Business Combination. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this presentation, words such as “pro forma,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When GSAH discusses its strategies or plans, including as they relate to the Business Combination, it is making projections, forecasts and forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, GSAH’s management. These forward-looking statements involve significant risk and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside GSAH’s and Vertiv’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) GSAH’s ability to complete the Business Combination or, if GSAH does not complete the Business Combination, any other initial business combination; (2) satisfaction or waiver (if applicable) of the conditions to the Business Combination, including with respect to the approval of the stockholders of GSAH; (3) the ability to maintain the listing of the combined company’s securities on the New York Stock Exchange; (4) the inability to complete the PIPE Investment; (5) the risk that the Business Combination disrupts current plans and operations of GSAH or Vertiv as a result of the announcement and consummation of the transaction described herein; (6) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (7) costs related to the Business Combination; (8) changes in applicable laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the Business Combination; (9) the possibility that Vertiv and GSAH may be adversely affected by other economic, business, and/or competitive factors; (10) the outcome of any legal proceedings that may be instituted against GSAH, Vertiv or any of their respective directors or officers following the announcement of the Business Combination; (11) the failure to realize anticipated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions and purchase price and other adjustments; and (12) other risks and uncertainties indicated from time to time in the preliminary proxy statement of GSAH related to the Business Combination, including those under “Risk Factors” therein, and other documents filed or to be filed with the Securities and Exchange Commission (“SEC”) by GSAH. You are cautioned not to place undue reliance upon any forward-looking statements. Forward-looking statements included in this presentation speak only as of the date of this presentation. Neither GSAH nor Vertiv undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date hereof. Additional risks and uncertainties are identified and discussed in GSAH’s reports filed with the SEC and available at the SEC’s website at www.sec.ov. This investor presentation (the “presentation”) is for informational purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any equity, debt or other financial instruments of GS Acquisition Holdings Corp (“GSAH”) or Vertiv Holdings, LLC (“Vertiv”) or any of their respective affiliates. The presentation has been prepared to assist parties in making their own evaluation with respect to the proposed transactions (the “Business Combination”) contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), by and among the GSAH, Crew Merger Sub I LLC, Crew Merger Sub II LLC, Vertiv and VPE Holdings, LLC and for no other purpose. It is not intended to form the basis of any investment decision or any other decisions with respect of the Business Combination. INVESTOR ROADSHOW No Representation or Warranty No representation or warranty, express or implied, is or will be given by GSAH or Vertiv or any of their respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this presentation or any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of the Business Combination, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. This presentation does not purport to contain all of the information that may be required to evaluate a possible investment decision with respect to GSAH, and does not constitute investment, tax or legal advice. The recipient also acknowledges and agrees that the information contained in this presentation is preliminary in nature and is subject to change, and any such changes may be material. GSAH and Vertiv disclaim any duty to update the information contained in this presentation. Any and all trademarks and trade names referred to in this presentation are the property of their respective owners. No Offer or Solicitation This presentation shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This presentation shall also not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the Business Combination or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Disclaimer (Cont’d) Use of Projections This presentation contains financial forecasts. Neither GSAH’s nor Vertiv’s independent auditors have studied, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. In this presentation, certain of the above-mentioned projected information has been provided for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Projections are inherently uncertain due to a number of factors outside of GSAH’s or Vertiv’s control. Accordingly, there can be no assurance that the prospective results are indicative of future performance of GSAH, Vertiv or the combined company after the Business Combination or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. Industry and Market Data In this presentation, we rely on and refer to information and statistics regarding market participants in the sectors in which Vertiv competes and other industry data. We obtained this information and statistics from third-party sources, including reports by market research firms and company filings. Being in receipt of the presentation you agree you may be restricted from dealing in (or encouraging others to deal in) price sensitive securities. Non-GAAP Financial Matters This presentation includes certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Free Cash Flow Conversion, Adjusted Revenue, and Adjusted Operating Income that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. GSAH and Vertiv believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See the footnotes on the slides where these measures are discussed and “Additional Financial Information” beginning on slide 38 of the Appendix for a description of these non-GAAP financial measures and reconciliations of such non-GAAP financial measures to the most comparable GAAP amounts. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Other Transactions In the second half of 2018, Goldman Sachs and JPMorgan were retained by Vertiv to advise in connection with potential strategic alternatives including an initial public offering or sale. Vertiv ultimately decided to defer consideration of strategic alternatives to a later date. Additional Information GSAH intends to file with the SEC a preliminary proxy statement in connection with the Business Combination and will mail a definitive proxy statement and other relevant documents to its stockholders. The definitive proxy statement will contain important information about the Business Combination and the other matters to be voted upon at a meeting of stockholders to be held to approve the Business Combination and other matters (the “Special Meeting”) and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. GSAH stockholders and other interested persons are advised to read, when available, the preliminary proxy statement, the amendments thereto, and the definitive proxy statement in connection with GSAH’s solicitation of proxies for the Special Meeting because the proxy statement will contain important information about the Business Combination. When available, the definitive proxy statement will be mailed to GSAH stockholders as of a record date to be established for voting on the Business Combination and the other matters to be voted upon at the Special Meeting. GSAH stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to ir@Vertiv.com Participants in the Solicitation GSAH and its directors and officers may be deemed participants in the solicitation of proxies of GSAH stockholders in connection with the Business Combination. GSAH stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of GSAH in GSAH’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 13, 2019. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to GSAH stockholders in connection with the Business Combination and other matters to be voted upon at the Special Meeting will be set forth in the proxy statement for the Business Combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Business Combination will be included in the proxy statement that the GSAH intends to file with the SEC.

Today’s Presenters David Cote Chief Executive Officer of GS Acquisition Holdings Corp Will become Executive Chairman of Vertiv Renowned diversified industrial executive 40+ years of operating experience across a wide range of industrial sectors Chairman and/or CEO of Honeywell from 2002 – 2018 with almost 800% total shareholder return since taking over as CEO Former Chairman, CEO, and COO of TRW, a global automotive, aerospace and information systems company 25+ year career at GE which culminated in a 3 year tenure as CEO of GE Appliances, beginning in 1996 Numerous senior government advisory positions Rob Johnson Chief Executive Officer of Vertiv Joined Vertiv in December 2016 as CEO Previously served as CEO of American Power Conversion (APC) and managed the company’s sale to Schneider Electric for $6.1bn in 2007 Most recently was an Operating Partner at venture capital firm Kleiner Perkins Caufield & Byers (KPCB) Worked in executive positions at A123 Systems, a leading battery technology company, and Consolidated Container Corporation Received an honorary Ph.D. in Engineering Management from Missouri University of Science and Technology, holds a B.S. in Engineering Management from Missouri University of Science and Technology and has served on the Boards of several companies David Fallon Chief Financial Officer of Vertiv Appointed CFO at Vertiv in July 2017 Previously served as CFO and Vice President – Finance at CLARCOR Inc. (acquired by Parker Hannifin in 2017) Prior to that served as CFO and Vice President – Finance at Noble International Prior to joining Noble, served as Treasury Manager at Textron Automotive Holds an MBA from Wharton School of Business and a B.S. in Business Administration with a dual major in Finance and Accounting from the University of Dayton Gary Niederpruem Chief Strategy / Development Officer Joined Emerson in 1996 and transitioned with Vertiv during the sale of Emerson Network Power to Platinum Equity and named Chief Strategy and Development Officer Assumed oversight for the Strategy function serving as Executive Vice President – Marketing and Strategy for Emerson Network Power in mid-2016 Named Vice President Global Marketing for Emerson Network Power in 2014 and became General Manager of the Integrated Modular Solutions business and Vice President within Energy Systems in 2011 Holds a Master’s degree in Business from the University of Notre Dame and a Bachelor’s degree in Marketing and Logistics from John Carroll University

Vertiv Will be Supported by Best-In-Class Sponsorship
Investments Align Interests

VERTIV

SHAREHOLDERS WELL ALIGNED TO DELIVER SUCECSS

VERTIV

Management Investing

- ✓ **Great position in a good industry**
- ✓ **Solid Organic growth**
- ✓ **Inorganic growth - lots of possibilities**
- ✓ **Significant margin expansion**
- ✓ **Good cash flow**
- ✓ **Culture – already begun**
- ✓ **We believe this is a well-structured transaction…good balance sheet…priced right**

+

DAVID COTE

$20mm PIPE Investment

- ✓ Renowned diversified industrial executive with a **proven track record of delivering shareholder value** consistently over time
  - Honeywell's market cap increased by $92bn to $112bn or 5.7x[2] under his stewardship
  - Total shareholder return of 797%[1, 2]

HON TOTAL SHAREHOLDER RETURN DURING COTE'S TENURE



797 %
321 %
(32)%
(3)%
Pre Cote (5 Years)¹
Since Jan-2003²
HON
S&P500

+

GOLDMAN SACHS

$100mm PIPE Investment

- ✓ Operating capabilities of David Cote complemented by **investing, advisory, and sourcing capabilities** of Goldman Sachs
- ✓ Dedicated investment team with **significant experience investing in public and private markets**
- ✓ Premier investment bank with a diversified franchise and excellent reputation across businesses and geographies

Note: Goldman Sachs intends to syndicate up to its full portion of the PIPE to certain of its employees and associates of David Cote and as a result could end up with no investment in the PIPE[3]

+

PLATINUM EQUITY

$1.3bn of Equity Rollover[4]

- ✓ Leading global private equity firm
- ✓ Platinum's private equity business has **more than $23bn AUM**
- ✓ Platinum has invested in 250+ portfolio companies since inception with **significant experience in the Industrial & Technology sectors**

SELECT PRIOR INVESTMENTS

MCC Multi-Color Global Label Solutions, Kymera International, PAE, HUSKY, United Site Services, Interior Logic Group, CompuCom, POMEROY, ElectroRent, YAK ACCESS

Note: [1] Illustrative mid-term perspective for the period from 01-Jan-1998 to 31-Dec-2002. [2] For the period from 01-Jan-2003 to 18-Apr-2018. 2003 was the first full year David Cote was CEO of Honeywell. David Cote served as CEO until Mar-2017 and remained non-Executive Chairman of Honeywell until Apr-2018. [3] Maximum syndication to associates of David Cote will be limited to $20mm. [4] Inclusive of other Vertiv shareholders.

4

Why We Believe Vertiv is a Good Investment

VERTIV.

WELL POSITIONED

Great position in a good industry

- **Vertiv is where Honeywell was after David Cote's first 2-3 years**
  - Great start, lots of upside
- **Leading franchises, full service / end-to-end offerings and high recurring mix**
- **Positioned well by transformation to date**
  - Focused on "customer first" growth and process
  - Right team in place
  - Investments in market knowledge, right-sizing, and ERP
  - Delivering on commitments
- **Healthy pro-forma balance sheet**

UPSIDE POTENTIAL

Significant potential upside in growth and margins

- **Solid organic growth outlook**
  - Targeting ~1.5x[1] market growth
  - Increase R&D and sales coverage
  - Globalization
- **Attractive acquisition landscape**
  - Successful track record
  - Significant pipeline
  - Supportive balance sheet and cash flow
- **Significant potential for margin expansion**
  - Peers, on average, have >500 bps higher margin than Vertiv
  - Multiple self-help levers:
    - G&A leverage
    - Service growth
    - Pricing / portfolio

COMPELLING RISK REWARD

Multiple potential levers to create value

- **Well-structured transaction**
  - Healthy pro-forma balance sheet
  - Attractive discount vs. peers
- **Strong performance in a slowdown**
  - Robust Data drivers / End-market growth
  - Less cyclical than typical industrial
  - Significant self-help opportunities
  - Potential margin upside vs. peers; David's playbook
- **Strong free cash flow conversion**
  - Deleveraging to boost FCF conversion
  - Further improvement from potential debt re-pricing and tax reorganization
- **Deep acquisition pipeline**
- **Leading global player**

A lot better than it was… and lots of upside

Same position Honeywell was in after first 2-3 years

Source: Management estimates
Note: [1] Represents estimated market growth rate between 2019 – 2021.

5

Transaction Overview Summary of proposed terms of transaction and Timing Transaction Structure GS Acquisition Holdings Corp (“GSAH”) proposes to enter into a business combination with Vertiv Holdings, LLC through a reverse subsidiary merger Following the merger, GSAH will be renamed Vertiv Holdings Co Expected to close after the receipt of shareholder approval and customary regulatory approvals (currently estimated to occur in the first quarter of 2020) Valuation Transaction valued at a pro-forma enterprise value of approximately $5.3 billion (8.9x 2020E Adj. EBITDA of $595 million)¹ Capital Structure Transaction expected to be funded through a combination of $705 million cash held in trust and $1.2 billion of PIPE proceeds Pro-forma net leverage of ~3.6x based on 2019E Adj. EBITDA2 Expect to initiate annual dividend of $0.01 / share Change to Shareholder Ownership In the transaction, existing Vertiv shareholders are expected to roll ~75% of existing equity stake and will hold ~38% of the combined business at closing Public equity holders of GSAH are expected to own ~20% of the combined business at closing PIPE Investors are expected to own ~37% of the combined business at closing3 Sponsors are expected to own ~5% of the combined business at closing Sponsor shares will be subject to a 1 year equity lock-up, terminated only under certain conditions4 Note: Assumes no redemptions by public shareholders in connection with the transaction. Assuming max redemptions as per agreed terms would result in ~4.25x pro-forma leverage based on 2019E adjusted EBITDA. 1 Reflects enterprise value at listing at valuation of $10.00 / share. Additional cash consideration to be paid to Vertiv over time pursuant to the TRA. 2 See "Non-GAAP Financial Measures" and “Additional Financial Information” beginning on slide 38 of the Appendix. 3 Includes the GSAH Founder Related PIPE Investors as described on Slide 4 4 On the earlier of one year after the completion of initial business combination and subsequent to initial business combination, if the last reported sale price of Class A common stock equals or exceeds $12.00 / share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or the date following the completion of our initial business combination on which GSAH completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of its public shareholders having the right to exchange their shares of Class A common stock for cash, securities or other property, and in the case of the private placement warrants and the respective shares of Class A common stock underlying such warrants, 30 days after the completion of its initial business combination.

7 Company Overview

Vertiv at a Glance

Pure-Play Full Service Provider of Digital Critical Infrastructure Solutions

VERTIV.

SALES
$4.3B

EMPLOYEES
~19,700

CUSTOMERS
25+ year relationships; Top 50 customers represent ~35% of revenue

MANUFACTURING SITES
19

SERVICE CENTERS
270+ globally

REACH
130+ countries

PORTFOLIO



Services 30%
Power Mgmt. 30%
Thermal Mgmt. 20%
IT Management 7%
IT & Edge Infra. & Sol. 13%

Broad range of power, thermal and infrastructure management and service offerings

SEGMENT



EMEA 20%
Americas 50%
Asia Pacific 30%

Global, well-established footprint and supply-chain network

MARKET



Commercial and Industrial 10%
Data Centers 70%
Communications 20%

Vital applications in data centers, communications and commercial & industrial end markets

Source: Company information
Note: Based on 2018 sales, market breakdown rounded to nearest 5%, and employee count as of 30-Sept-2019

8

Vertiv Offerings in the Data Center Thermal Management: Air Handlers & Chillers Thermal Management Power Management: UPS Systems Thermal Management: Condensers Integrated Solutions IT & Edge Infrastructure: Racks & Access Control Hardware Services: Monitoring Control & Management Project Services Power Management: Power Distribution Comprehensive Product Portfolio

Well Positioned: #1 in Most End-Markets Served

Focus is a Competitive Advantage

POWER MANAGEMENT



VERTIV
16%
Schneider
8%
Eaton
7%
Other
69%

Market size: ~$8B

- #1 in large UPS
- A leading portfolio of AC and DC power solutions
- Full suite of energy storage and alternative energy products
- Longstanding trusted brands

THERMAL MANAGEMENT



VERTIV
32%
Other
48%
Stulz
16%
Schneider
5%

Market size: ~$3B

- Robust line of energy efficient and reliable solutions
- Ability to address wide range of customer needs – rack to room
- Strategically positioned to win in growing air handler market
- Highly efficient evaporative technology

IT AND EDGE INFRASTRUCTURE AND SOLUTIONS (& IT MANAGEMENT)



VERTIV
11%
Schneider
24%
Other
51%
Legrand
7%
Eaton
7%

Market size: ~$7B

- Ability to provide cutting-edge, integrated modular solutions
- Experience in providing edge solutions to telecom customers
- Opportunity to capture share within the channel business

SERVICES & SOFTWARE SOLUTIONS



VERTIV
12%
Schneider
11%
Eaton
5%
Other
72%

Market size: ~$11B

- A leading global provider of full lifecycle solutions
- Strong installed base with a high renewal rate
- Robust capture rate
- Growing performance-based and value-added services

Leading provider of innovative power, thermal and IT infrastructure solutions and services for digital critical infrastructure

Source: Management estimates
Note: Market share data as of 31-Dec-2018 (may not tie to sales figures due to segmentation differences with reporting structure).

10

Strategic Initiatives Positioned Vertiv for Growth

Transformation Efforts Yielding Results

VERTIV.

		Former Ownership (Prior 2016)	Management Actions	Today
1	**Market Focus**	• Enterprise customer	• Key account executives hired • Established strategic account program • Targeted IT channel	• Strategic account management • Key account (cloud and colocation) growth • Broader available market
2	**Organizational Design**	• Independent BUs for major brands	• Shifted to matrix organization • Top-graded leadership & personnel in key areas	• Streamlined decision making • Global product management and engineering
3	**Technology Platform**	• Legacy sales process • Overlapping CRM systems	• IT investments of ~$200mm	• Unified software for enterprise-wide use • On path for global PLM, HCM, CRM and ERP
4	**M&A Strategy**	• Focus on large acquisitions and limited integration	• Built-out M&A focus areas and pipeline • Divested non-core businesses and apply resources towards innovation	• Targeted bolt-ons to build capabilities Energy Labs Inc · GEIST · MEMS • Divestiture to focus on core businesses ASCO Power

Source: Management

11

Multiple Levers of Value Creation Strong underlying growth trends within key markets Recurring service and product sales with a growing installed base Entrenched, long-standing relationships with a diverse customer base Investments in organic and inorganic activities and capital deployment upside Experienced management team with a strong track record of execution 1 3 4 5 6 WELL POSITIONED Great position in a good industry UPSIDE POTENTIAL Significant upside in growth and margins COMPELLING RISK REWARD Multiple levers to create value A leading provider of innovative power, thermal and IT infrastructure solutions and services 2 Above market growth and margin expansion forecasted 7 Attractive valuation discount compared to peers 8 9 Appropriate capital structure Growth strategies enabled by strong underlying business fundamentals

Data Boom: Key Driver of End-Market Growth Increased Digitization, Multiple Device Connection Adoption, and IoT Video Streaming IoT / Database / Analytics Social Networking Consumer Apps ERP & Business Apps Computing Collaboration 11.6 ZB 20.6 ZB CAGR: 21% Annual global data center IP traffic is projected to reach 20.6 Zettabytes (ZB) by the end of 2021 INTERNET OF THINGS 75 Billion Devices expected to be in use by 2025, up from 23 billion in 2018 MOBILITY / SOCIAL 6 Billion Expected mobile subscribers by 2020, up from 5 billion in 2018 POWER CONSUMPTION 198 TWh Demanded by data centers in 2018 with traffic expected to increase 80% and workloads expected to increase 50% from 2018-2021 DATA EXPLOSION 90% Created within last two years 175 ZB Expected to be created by 2025, up from 33 ZB in 2018 SOPHISTICATION Differentiated Experience “Engage me everywhere” “Meet my expectations” “Know me” “Wow me” “Understand and reward me” 1 applications Secular trends Estimated Data center ip traffic growth (Estimated) Source: Cisco Global Cloud Index, IEA Org, Forbes Media, Statista, IHS Markit and GSM Association

Market Size ($bn, 2018) Growth Rate¹ % Vertiv Sales² Segment Trends Data Center Segments Cloud / Hyperscale / Colocation ~$ 6.5 8 – 12% Cloud/hyperscale benefiting from hybrid model and data boom Shift to modular/scalable build outs and standardization increasing Enterprise ~13.5 0 – 2% Edge deployments ramping up Data Center Subtotal ~$ 20.0 3 – 5% 70% Communications ~7.0 1 – 3% 20% Expansion of connectivity and modest growth planned with 5G deployments Commercial & Industrial ~2.5 2 – 4% 10% Positive economic environment and safety, security and regulatory needs driving increase Total ~$ 29.5 3 – 4% 100% Served Markets are Large and Growing Secular Trends are Supportive Market growth benefiting from positive secular trends Targeting ~1.5x¹ market growth 1 Market size & trends Source: Management estimates and Company information Note: 1 Represents estimated market growth rate between 2019 – 2021. 2 Based on 2018 data.

❷ # Leading Global Player
Focus is a Competitive Advantage

- Comprehensive portfolio offering with strong product capabilities that serve each submarket.
- Competitors have consistently earned margins that are ~500bps higher than Vertiv. This transaction positions Vertiv to enhance margins over time.

	VERTIV	EATON	legrand	HUBBELL	Schneider Electric
Data Centers	✓✓✓	✓✓	✓✓		✓✓✓
Communications	✓✓✓		✓	✓	✓
Commercial & Industrial	✓	✓✓	✓✓	✓✓	✓✓
Power, Thermal, Service	✓✓✓	✓✓	✓		✓✓
Revenue growth ('18A-'20E CAGR)[1]	3.3%	(0.9)%	3.1%	2.9%	1.1%
Adj. EBITDA growth[1] ('18A-'20E CAGR)	8.8%	1.9%	2.4%	3.9%	1.7%
Adj. EBITDA margin[1] ('20E)	13.0%	19.0%	22.7%	17.1%	17.9%

Vertiv has developed a focused portfolio of product and service solutions targeted towards key, high growth end markets

Source: Management estimates, company filings, Bloomberg and IBES median estimates as of 6-Dec-2019
Note: [1] See "Non-GAAP Financial Measures" and "Additional Financial Information" beginning on slide 38 of the Appendix.

15

Highly Recurring and Visible Revenues
Growing Installed Base

Flow & Recurring Based Revenue

~60%

REPLACEMENT & EXPANSION

- IT & Edge Infrastructure and smaller scale power and thermal replacement and capacity expansion orders

MAINTENANCE

- Ongoing maintenance to ensure business critical infrastructure continues to operate efficiently, safely and reliably



$1.6
$1.4
$0.3
$1.0
Total sales:
$4.3B

Project Based Revenue

~40%

LARGE SCALE DEPLOYMENT

- Initial large power, thermal and solutions build-out projects

STARTUP & PERFORMANCE SERVICES

- Services to ensure correct installation
- Assurance testing to identify and correct problems

Recurring revenue through replacement cycles and ongoing maintenance increases stability

Source: Management, Based on 2018 sales

16

Entrenched, Long-Standing Customer Relationships

Average Tenure and Breadth of Relationships Evidence Vertiv's Leading Position

OVERVIEW

- Highly diversified customer base with the **top 50 customers representing ~35% of total sales in 2018**
- Customers span a wide array of industries and verticals
- Winning in the colocation and hyperscale markets with key players
- Deep relationships with key customers spanning multiple decades

Customer breakdown



Top 10
20%
11 – 25
10%
26 – 50
5%
Rest
65%

2018A Sales: $4.3B

LONG STANDING RELATIONSHIPS WITH OUR CUSTOMERS

Data Center: Equinix, IBM, Amazon, Ingram, TechData, Walmart, Google, NYSE, Alibaba.com, Dell, EdgeConneX, Digital Realty, 腾讯 Tencent

Average tenure: ~15 years

Converged: AT&T, Verizon, Vodafone

Average tenure: ~25 years

Communications: 中国电信 China Telecom, 中国移动 China Mobile, Reliance, China Unicom 中国联通, China Tower 中国铁塔, Ericsson, Telefónica

Average tenure: ~15 years

Source: Management estimates; Note: Average tenure based on median length of relationship for all companies shown

17

Upside Potential: Improving Growth Organic Growth Pricing focus has just begun Increasing focus on new product development Service growth – expanded capabilities and reach Software capability just beginning Continued sales coverage growth Edge and white space Inorganic Growth Fragmented industry with opportunities for bolt-on M&A Product extensions / adjacencies Technologies applicable in other market such as energy storage Growth in white space Additional service and solutions Track record of execution and integration Strong existing pipeline of potential targets Opportunities as Pure-Play Competitor Enhance Acquisition Process INORGANIC VALUE CREATION TOP LINE GROWTH 5

Successful M&A Actions to Date and Well-Planned Go-Forward Approach Maintenance Business Manufacturer of Rack Power Distribution Units (PDUs) and associated data centers products Manufacturer of custom air handling systems for data centers and commercial & industrial markets Specializes in generator maintenance and switchgear interface services in EMEA Sale of critical power business to Schneider Electric to sharpen focus on digital critical infrastructure M&A ACTIONS TO DATE + + + – 2 2 M&A PIPELINE & STRATEGY Hyperscale and Colocation Commercial and Industrial Adjacency Services and Solutions Edge and Channel Growth Average size of $50MM in revenues Located in assorted geographies Strong customer relationships Good cultural fit Fits the Vertiv Culture Ability to expand globally 5 Sales growth¹ Strategic focus area Pipeline attributes Strong pipeline Power Source: Management estimates Note: 1 Estimated sales growth from 2017A to 2019E of select bolt-on acquisitions, $MM USD. 2 USD/GBP conversion rate of 1.2162 as of 02-Aug-2019. Upside Potential: Inorganic Growth Strategy

STRONG FREE CASH FLOW CONVERSION Upside Potential: Improving Margins Margin Rate Continued expansion into higher margin product categories Implement Vertiv operating system Core / non-core analysis Lots of free plant capacity Functional transformation for SG&A Grow sales and hold fixed costs constant Continued globalization of product offering Free Cash Flow¹ Comfortable debt / cash flow at close Low capital expenditure needs Digital Transformation projects largely complete Opportunities for further improvement, ie: Potential debt refinancing Working capital Tax Currently ~500bps Below Average of Peers Capital Deployment Upside MARGIN EXPANSION 5 Note: ¹ See “Non-GAAP Financial Measures” and slide 24 “Financial Summary – Free Cash Flow”.

Management Team with the Ability to Execute David Cote will Support the Existing Team’s Work Rob Johnson CEO Stephen Liang President of APAC John Hewitt President of Americas Pat Johnson Integrated Rack Systems Steve Lalla Global Services and Software Solutions Andrew Cole Chief Organizational Development & HR Officer, and Global Business Services Colin Flannery Worldwide General Counsel Giordano Albertazzi President of EMEA David Fallon CFO Gary Niederpruem Chief Strategy / Development Officer Jason Forcier Chief Operations Officer and Executive VP, Infrastructure & Solutions Platforms Highly experienced management team with impressive collective track record and 100+ years of industry experience 6 Responsibility for holistic, global view of customer segment needs Tech & platforms responsibilities Regional responsibilities

7 Financial Overview

Summary Projected Financials Attractive Growth Profile % GAAP Growth % Margin % Margin % Conv. 7 Historical & Projected Adj. revenue ($M) & % Growth1 HISTORICAL & PROJECTED ADJ. EBITDA ($M) & % MARGIN¹ Adj. OPERATING INCOME ($M) & % MARGIN¹,3 Adj. EBITDA less CAPEX ($M) & % Sales¹,5 4 % Org. Growth2 Source: Management estimates Note: ¹ See “Non-GAAP Financial Measures” and “Additional Financial Information” beginning on slide 38 of the Appendix. 2 Delta between reported growth and organic growth removes FX impact as determined by management and the impact of acquisitions. 3 Excludes amortization of acquired intangibles. 4 2016 capex based on September FYE. 5 Adjustments in years 2018, 2019, and 2020 for one-time digital transformation and operational initiatives capex items. % conversion based on core capex.

7 Financial Summary – Free Cash Flow

VERTIV

Illustrative Levered Free Cash Flow Build[1]

		Illustrative Run-Rate 2020E	Illustrative Run-Rate 2021E
	Adj. EBITDA	**$ 595**	**$ 640**
1	(-) Net Capex	(65)	(65)
2	(-) Cash EBITDA Adjustments	(45)	-
3	(-) Cash Interest	(120)	(100)
4	(-) Cash Taxes	(80)	(95)
5	(-) Working Capital	(30)	(40)
	Levered Free Cash Flow	**$ 255**	**$ 340**
	% FCF Yield[2]	*7 %*	*10 %*
	% EBITDA Conversion	*43 %*	*53 %*

Free Cash Flow Drivers

1. Low capital expenditure needs
2. Digital transformation and restructuring spend are coming to an end
3. Illustrative interest load subject to refinancing of the pro-forma debt to narrow the gap vs. public peers[3]
   - Every ~50bp improvement in cost of debt equates to ~$10mm in additional earnings and FCF
4. Inefficient existing tax structure with potential to improve (this is not included in the forecast)
5. Significant working capital improvements already under way

Note: [1] Hypothetical representation and does not represent a forecast. [2] % FCF Yield defined as levered free cash flow divided by assumed equity value at closing of $3,376mm. [3] Calculated using 6.0% illustrative interest rate applied on mid-point of 2019YE and 2020YE Gross Debt. Assumes free cash flows are used for debt pay down. See "Non-GAAP Financial Measures" and "Additional Financial Information" beginning on slide 38 of the Appendix.

24

We Believe Valuation is Attractive… Discount to Peers Attractive entry point with a deal valuation comparatively at discount to peers Large and growing addressable market with secular industry tailwinds Potential for value creation driven by Organic and inorganic growth Margin expansion Focus on free cash flow Experienced management team with a strong track record of execution 8 2019 ev/ebitda 2020 ev/ebitda Source: Vertiv EBITDA per management estimates, peers per IBES median estimates; market data as of 6-Dec-2019 Note: See “Non-GAAP Financial Measures” and “Additional Financial Information” beginning on slide 38 of the Appendix. Vertiv multiples based on enterprise value at listing of $5.3bn. All data based on USD.

…Supported by Superior EBITDA Growth Potential 2018-20E REVENUE CAGR 2016-18 REVENUE CAGR 2018-20E AVG. EBITDA MARGIN 2016-18 AVG. EBITDA MARGIN 2018-20E EBITDA CAGR 2016-18 EBITDA CAGR Key organic initiatives and targeted M&A activity is expected to continue to drive growth and market share… …expected to have a positive impact on overall levels …with room for margin expansion over the coming years driven by identified initiatives… 8 Source: Vertiv figures per management estimates, peers per IBES median estimates; market data as of 6-Dec-2019 Note: See “Non-GAAP Financial Measures” and “Additional Financial Information” beginning on slide 38 of the Appendix. All data based on USD.

9 Appropriate Capital Structure at Close

Increased Flexibility with Opportunities for Further Improvement

ILLUSTRATIVE PRO-FORMA CAPITALIZATION[1]

US$ in Millions	Actual (30-Sept-2019)	Pro-Forma (31-Dec-2019E)	Interest Rates
Cash	$ 149	$ 151	
Debt[2]			
Asset-Based Revolving Credit Facility	$ 163	-	L + 2.00 %
Term Loan Facility	2,070	722	L + 4.00 %
2024 Senior Notes	750	750	9.250 %
2024 Senior Secured Second Lien Notes	120	120	10.00 %
2022 Senior Notes	500	500	12.00 % / 13.00 %
Total Debt	**$ 3,603**	**$ 2,092**	8.77 %
LTM Adj. EBITDA	$ 550	540	
Total Gross Debt / LTM Adj. EBITDA	6.6 x	3.9 x	
Total Net Debt / LTM Adj. EBITDA	6.3 x	3.6 x	

NET LEVERAGE BASED ON 2019E ADJUSTED EBITDA



6.3 x
3.6 x
Current Net Leverage 3
Pro-Forma Net Leverage

SUMMARY

- Capital structure at close Positions Vertiv favorably to explore future financing options to further optimize the capital structure. This includes potentially refinancing more costly debt
- Assumes PIPE proceeds and cash in trust used to fund pay down of ABL (L + 2.0%) and part of Term Loan (L + 4.0%)
- Pro-forma net leverage reduced significantly from 6.3x to 3.6x based on 2019E Adj. EBITDA of $540 million
- Reduced debt service burden is expected to allow Vertiv to allocate cash flow towards additional high return growth initiatives
- Provides flexibility for management to continue to innovate and invest in the success of the business

GSAH transaction expected to significantly reduce debt service requirements and increase cash flow

↓

Allows Vertiv to focus on accelerating growth in a capital-efficient manner

↓

Provides opportunity for value enhancement through capital deployment

Source: Company information, management estimates

Note: See "Non-GAAP Financial Measures" and "Additional Financial Information" beginning on slide 38 of the Appendix. Assumes no redemptions by public shareholders in connection with the transaction. Assuming max redemptions as per agreed terms would result in ~4.25x pro-forma leverage based on 2019E adjusted EBITDA. Excludes impact of GSAH warrants. [1] Information in the table below is as of 30-Sept-2019. [2] Includes L + 2.00 % Asset-Based Revolving Credit Facility, L + 4.00 % Term Loan Facility, 9.250 % Senior Notes due 2024, 10.00 % Senior Secured Second Lien Notes due 2024 (subject to springing maturity to November 15, 2021 if the 2022 Senior Notes are not repaid, redeemed or discharged, or the maturity with respect thereto is not otherwise extended on or prior to November 15, 2021), and 12.00 % / 13.00 % PIK Toggle Senior Notes due 2022. (12.00 % Represents the cash interest rate in respect of the 2022 Senior Notes). [3] Current net leverage based on expected net debt as of 31-Dec-2019 of $3.405bn.

27

Good capital structure and free cash flow Why We Believe Vertiv is a Good Investment Great position in a good industry Sales and margin growth upside Same position Honeywell was in after first 2-3 years Priced right

7 Appendix

Transaction overview

Proposed Transaction Terms
(USD in Millions, Except per Share Data)

TRANSACTION SOURCES & USES

SOURCES	
SPAC IPO Cash	$ 690
PIPE Proceeds	1,239
Total Sources	$ 1,929

USES	
Debt Paydown	$ 1,464
Cash to Vertiv Shareholders	415
Estimated Transaction Costs	50
Total Uses	$ 1,929

IMPLIED PRO-FORMA FIRM VALUE

Pro Forma Shares Outstanding (mm)[1]	337.6
Share Price	$ 10.00
Equity Value at Listing	**$ 3,376**
Plus: Pro Forma Net Debt	1,941
Enterprise Value at Listing	**$ 5,318**
2020E Adjusted EBITDA ($595)	**8.9 x**
Net Debt / 2020 Adjusted EBITDA ($595)	**3.3 x**

PRO-FORMA OWNERSHIP[1]



GSAH Founders ~ 5%
GSAH Public ~ 20%
Existing Vertiv Shareholders ~ 38%
PIPE Investors[2] ~ 37%

Source: Management estimates
Note: Assumes no redemptions by public shareholders in connection with the transaction and doesn't take into account the interest income in SPAC trust account. Assuming max redemptions as per agreed terms would result in ~4.25x pro-forma leverage based on 2019E adjusted EBITDA. Excludes impact of GSAH warrants.
[1] Vertiv ownership assumes Vertiv shareholders' equity roll-over equates to $1.275 billion in common shares, PIPE investors own $1.239 billion worth of common shares, GSAH public shareholders own $690 million worth of common shares, and GSAH founders own $173 million worth of common shares.
[2] Includes the GSAH Founder-Related PIPE Investors as described on slide 4.

31

Illustrative Transaction Timeline Ownership Event December 2019 Transaction Agreement Executed Transaction Announced Schedule 14A and Preliminary Proxy Materials Filed with the SEC First Quarter of 2020 Mail Final Proxy Materials to Shareholders Record Date for Shareholder Vote First Quarter of 2020 Hold Shareholder Vote First Quarter of 2020 Close Transaction Post-closing Vertiv will Report on U.S. GAAP Basis with a December 31 Fiscal Year End Note: This timeline is for illustrative purposes only. The transaction timeline may be shorter or longer than outlined depending on several factors, including the time required to obtain any required regulatory approval and the length of the Security and Exchange Commission’s review process for the proxy statement.

David Cote’s track record

David Cote’s Career Built on a Track Record of Success
Select Experience and Awards

VERTIV

Unparalleled Experience Across the Industrials Space



- Renowned diversified industrial executive
- 40+ years of operating experience across a wide range of industrial sectors
- Chairman and CEO of Honeywell from 2002 – 2017 with almost 800% total shareholder return since taking over as CEO[1]
- Former Chairman, CEO, and COO of TRW, a global automotive, aerospace and information systems company
- 20+ year career at GE which culminated in a 3 year tenure as CEO of GE Appliances, beginning in 1996
- Numerous senior government advisory positions

Industrial Company Experience

Honeywell	TRW	GE
15+ years	3 years	20 years

Select Other Accomplishments and Positions


Institutional Investor

Best CEO in his Industry (2013 – 2017)

BARRON'S

Barron’s World’s Top 30 CEOs (2013 – 2017)



Chief Executive Magazine: Chief Executive of the year (2013)

THE BUSINESS COUNCIL

Member of Executive Committee (2011 – 2012)


Fix the Debt

Founding Member of Campaign to Fix Debt

US India CEO FORUM

U.S. Co-Chair of the CEO Forum (2009, 2015)

BR Business Roundtable

Vice Chair of Business Roundtable

THE NATIONAL COMMISSION ON FISCAL RESPONSIBILITY AND REFORM

National Commission on Fiscal Responsibility and Reform (2010)

KKR

Senior Advisor (2005 – 2013)

Federal Reserve Class B Director (2014 – 2018)

Note: [1] For the period from 01-Jan-2003 to 18-Apr-2018. 2003 was the first full year David Cote was CEO of Honeywell. David Cote served as CEO until Mar-2017 and remained non-Executive Chairman of Honeywell until Apr-2018. Total shareholder return (TSR) is calculated as the capital gain plus dividends.

34

David Cote's Track Record of Creating Value

Honeywell Public Market Performance During Cote's Tenure

Honeywell Total Shareholder Return[5] ("TSR") During Cote's Tenure



TSR Summary
HON
S&P500
(32)%
(3)%
Pre Cote (5 Years)[1]
797%
321%
Since Jan-2003[2]
1,200%
1,000%
800%
600%
400%
200%
0%
Indexed Total Return
797%
635%
430%
383%
321%
260%
Mar-2017
Jan-2003
Jan-2006
Jan-2009
Jan-2012
Jan-2015
Apr-2018
Honeywell
Industrial Comps[3]
S&P 500

Overview

- Focus on delivering shareholder value
  - Total shareholder return of 797%[2,5]
- Increased market cap by $92bn to $112bn or 5.7x[2]
- Robust return of capital to shareholders
  - $9bn in share repurchases and ~$9bn in dividends over the last five years ended Dec-2017[4]
- Ability to drive returns in slow macro environments

Market Cap Improvement ($bn)[2]



Apr-2018
$112
Jan-2003
$20
5.7 x

Source: Bloomberg as of 18-Apr-2018

Note: An investment in GS Acquisition Holdings Corp is not an investment in Honeywell. The historical results of Honeywell are not indicative of future performance of GS Acquisition Holding Corp.

[1] Illustrative mid-term perspective for the period from 01-Jan-1998 to 31-Dec-2002. [2] For the period from 01-Jan-2003 to 18-Apr-2018. 2003 was the first full year David Cote was CEO of Honeywell. David Cote served as CEO until Mar-2017 and remained non-Executive Chairman of Honeywell until Apr-2018. [3] Illustrative industrial comps includes Danaher, Emerson, 3M, ITW, IR, UTC, GE, Eaton and JCI. [4] Illustrative period for a mid-term perspective. [5] Total shareholder return (TSR) is calculated as the capital gain plus dividends.

35

…Through Transformational Leadership and Execution

Honeywell Financial Results During Cote's Tenure[1]

INCREASED SALES 1.8X

Revenue ($bn)[1]



$50
$25
$0
$40.5
$22.1
'03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17

820BPS MARGIN EXPANSION

Segment Profit[3] ($bn)[1]



$10
$5
$0
$7.7
$2.4
'03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17

~12% EPS CAGR[5]

Adj. EPS ($)[1]



$8
$4
$0
5-Year CAGR: ~10%
$7.11 5
$1.51
'03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17

10.8% at Const. Share Count

Honeywell Operating System (HOS)

PORTFOLIO

- Implemented high-performing operating model (HOS) generating growth and margin improvements across the portfolio
- Focus on profitable growth
  - Portfolio with "great positions in good industries"[2]
  - Focus velocity product development, new product initiatives, and customer experience enhancement
  - Evolution to software and connected offerings (>23K engineers, with >11K focused on software in 2017)
  - Expansion in High Growth Regions (grown from ~11% to ~23% of total revenue from 2005 to 2017[4])
  - Supported by top-tier R&D investment (~7% of sales) and 1.5x re-investment ratio through high ROI capex

PROCESS

- Consistent segment margin improvement
  - High and increasing margins since 2003
  - Rigorous cost management
  - Common tools and processes ("One HON")
  - Low EPS volatility – delivering growth in low growth environments

CULTURE

- Strong, results oriented culture
  - Promoting the Honeywell brand through thought leadership
  - Highly engaged team (CEO involved in interviewing top 200 roles)
- Functional Transformation: doing more with less
  - Reduced functional leaders from 740 in 2003 to 667 in 2016 while increasing sales from $22bn to $39bn

Source: Honeywell Filings

Note: An investment in GS Acquisition Holdings Corp is not an investment in Honeywell. The historical results of Honeywell are not indicative of future performance of GS Acquisition Holdings Corp. [1] 2003 was the first full year David Cote was CEO of Honeywell. David Cote served as CEO until Mar-2017 and remained non-Executive Chairman of Honeywell until Apr-2018. [2] Honeywell 2014 Fact Sheet. [3] Honeywell defines Segment profit as operating profit adjusted for stock compensation expense, repositioning and other, pension ongoing income, pension mark-to-market expenses and other postretirement incomes. [4] Honeywell Investor Presentation 2016 and 2018. [5] $7.11 adjusted EPS for FY2017. $2.14 GAAP EPS for FY2017. Difference attributable to a $4.86 per share adjustment for negative impact from new tax reform and $0.09 per share adjustment for pension mark-to-market expenses.

36

Additional financial information

EBITDA Adjustments BREAKDOWN OF EBITDA ADJUSTMENTS COMMENTARY Add-backs are forecasted to decline from $125 mm in 2019 to $55 mm in 2020. The Company anticipates further declines in add-backs in 2021 as current operational initiatives and the Digital Project are completed. While operational initiatives could continue, the current forecast assumes Vertiv absorbs all related spending in its reported results after 2020 and so does not contemplate add-backs in 2021, except for those related to Stock Compensation. ($M | FYE 12/31) 2017A 2018A 2019E 2020E Cost for operational initiatives $83 $100 $65 $15 Cost for Digital Project 7 76 41 17 Sub-total $90 $175 $106 $32 Strategic consultants 21 24 - - Tax and accounting stand-up 1 5 16 5 6 Project Buckeye - 5 - - Marketing and rebranding 20 9 - - M&A transaction costs 19 9 5 - Platinum Equity management fees 5 5 5 - Non-cash purchase accounting 32 6 2 2 IT infrastructure stand-up costs 40 - - - Stock compensation (non-cash) - - - 10 Other 9 18 2 5 Sub-total $151 $92 $19 $23 Total Adjustments $241 $267 $125 $55 Adjusted EBITDA Margin2 12.8% 11.7% 12.2% 13.0% Source: Company filings and Management estimates 1 Includes SOX implementation costs in 2019 and 2020. 2 Based on Adjusted Net Revenue. Adjustments are Ramping Down

EBITDA Reconciliation

EBITDA RECONCILIATION

($M | FYE 12/31)	2016	2017	2018
Loss from continuing operations	$(109)	$(387)	$(321)
Interest expense	25	379	289
Income tax expense (benefit)	141	19	50
Depreciation and amortization	172	287	217
EBITDA	229	259	$235
Cost to achieve operational initiatives (a)	10	84	100
Digital project implementation costs (b)	-	7	76
Transition costs (c)	23	104	71
Foreign currency (gains) / losses (d)	5	11	(5)
Contingent consideration (e)	-	(18)	(10)
Acquisition costs (f)	-	-	7
Advisory fee (g)	1	19	5
Impact of purchase accounting (h)	52	33	6
Reserve for customer dispute (i)	-	-	7
Loss on asset disposals	(6)	1	3
Reserve for warranty item (j)	-	-	9
Stock-based and special compensation (k)	16	-	-
Transaction costs (l)	85	-	-
Goodwill impairment (m)	57	-	-
Total adjustments	*$243*	*$241*	*$267*
Adjusted EBITDA	**$472**	**$500**	**$502**

Source: Company filings and Management estimates

COMMENTARY

a) Cost to achieve operational initiatives include transformation efforts and restructuring. Restructuring costs include plant shutdown costs, severance, start-up and moving costs, among other things.
b) Investments in global digital and IT systems to drive efficiency, speed and cost reductions.
c) Transition costs are primarily made up of professional fees and other costs related to standing up the business, including rebranding.
d) Represents foreign currency gains and losses as well as losses on hedges of balance sheet exposures that do not receive deferral accounting.
e) During the second quarter of 2017 we recorded a $17.9 million adjustment to contingent consideration pursuant to the acquisition from Emerson. During the twelve months ended December 31, 2018, we recorded $10.0 million of adjustments to contingent consideration related to the Energy Labs acquisition.
f) During 2018 we recorded a $7.1 million charge to cost of sales and inventory related to discontinuation of a product line as a result of the Geist acquisition.
g) Advisory fee to be paid to an affiliate of the Company, inclusive of $10.0 million associated with specific financing arrangements in the first quarter of 2017.
h) Represents the non-cash effect of purchase accounting related to deferred revenue, adjustments to inventory, deferred revenue amortization, and rent expense.
i) Represents a reserve for an on-going customer payment dispute related to a large project completed in the Americas.
j) Represents the reserve for a specific, large warranty claim associated with product primarily shipped pre-acquisition.
k) Represents stock based compensation and includes cash bonuses paid in lieu of stock-based compensation and other nonrecurring bonus payments.
l) Non-recurring costs (primarily fees) in connection with the separation from Emerson.
m) Goodwill impairment was largely attributable to the Europe, Middle East & Africa business and was recorded in the quarter ended June 30, 2016.

39

Revenue and Operating Profit Reconciliation

VERTIV

REVENUE RECONCILIATION

($M | FYE 12/31)	2016	2017	2018
GAAP Net Revenue	$3,858	$3,879	$4,286
Impact of Purchase Accounting	7	32	4
Adjusted Net Revenue	**$3,865**	**$3,911**	**$4,290**

OPERATING PROFIT RECONCILIATION

($M | FYE 12/31)	2016	2017	2018
Net Revenue	$3,858	$3,879	$4,286
Cost of Sales	(2,530)	(2,567)	(2,865)
SG&A	(1,061)	(1,086)	(1,224)
Operating Profit	267	227	197
Cost to achieve operational initiatives (a)	-	42	54
Digital project implementation costs (b)	-	7	76
Transition costs (c)	23	106	68
Acquisition costs (f)	-	-	7
Advisory fee (g)	1	19	5
Impact of purchase accounting (h)	52	33	6
Reserve for customer dispute (i)	-	-	7
Reserve for warranty item (j)	-	-	9
Stock-based and special compensation (k)	16	-	-
Transaction costs (l)	85	-	-
Total adjustments	*176*	*207*	*231*
Adjusted Operating Profit	**$443**	**$433**	**$427**

COMMENTARY

a) Cost to achieve operational initiatives include transformation efforts and restructuring. Restructuring costs include plant shutdown costs, severance, start-up and moving costs, among other things.
b) Investments in global digital and IT systems to drive efficiency, speed and cost reductions.
c) Transition costs are primarily made up of professional fees and other costs related to standing up the business, including rebranding.
d) Represents foreign currency gains and losses as well as losses on hedges of balance sheet exposures that do not receive deferral accounting.
e) During the second quarter of 2017 we recorded a $17.9 million adjustment to contingent consideration pursuant to the acquisition from Emerson During the twelve months ended December 31, 2018, we recorded $10.0 million of adjustments to contingent consideration related to the Energy Labs acquisition.
f) During 2018 we recorded a $7.1 million charge to cost of sales and inventory related to discontinuation of a product line as a result of the Geist acquisition.
g) Advisory fee to be paid to an affiliate of the Company, inclusive of $10.0 million associated with specific financing arrangements in the first quarter of 2017.
h) Represents the non-cash effect of purchase accounting related to deferred revenue, adjustments to inventory, deferred revenue amortization, and rent expense.
i) Represents a reserve for an on-going customer payment dispute related to a large project completed in the Americas.
j) Represents the reserve for a specific, large warranty claim associated with product primarily shipped pre-acquisition.
k) Represents stock based compensation and includes cash bonuses paid in lieu of stock-based compensation and other nonrecurring bonus payments.
l) Primarily non-recurring costs (primarily fees) in connection with the Transaction.

Source: Company filings and Management estimates

40

Quarterly Trends By Region

Adjusted Net Revenue

($M | FYE 12/31)	1Q17	2Q17	3Q17	4Q17	FY17	1Q18	2Q18	3Q18	4Q18	FY18	1Q19	2Q19	3Q19	3Q19 YTD
Americas	$495	$483	$442	$488	**$1,909**	$507	$546	$564	$562	**$2,180**	$564	$581	$551	**$1,696**
APAC	302	289	289	362	**1,242**	278	348	349	372	**1,347**	281	352	353	**986**
EMEA	233	236	201	255	**925**	212	231	213	283	**938**	249	247	218	**714**
Eliminations	(46)	(42)	(33)	(44)	**(165)**	(45)	(38)	(47)	(45)	**(175)**	(39)	(45)	(51)	**(135)**
Total	$984	$965	$899	$1,062	**$3,911**	$952	$1,087	$1,078	$1,173	**$4,290**	$1,055	$1,135	$1,071	**$3,261**

Adjusted EBITDA

($M | FYE 12/31)	1Q17	2Q17	3Q17	4Q17	FY17	1Q18	2Q18	3Q18	4Q18	FY18	1Q19	2Q19	3Q19	3Q19 YTD
Americas	$111	$131	$105	$129	**$476**	$107	$139	$126	$124	**$495**	$125	$136	$120	**$381**
APAC	31	38	43	47	**159**	33	48	50	59	**191**	35	54	57	**145**
EMEA	34	34	23	35	**125**	15	23	23	49	**109**	32	28	30	**91**
Eliminations	(44)	(80)	(67)	(67)	**(259)**	(71)	(76)	(72)	(75)	**(294)**	(82)	(72)	(71)	**(224)**
Total	$132	$122	$104	$143	**$500**	$84	$134	$128	$157	**$502**	$110	$147	$136	**$393**

COMMENTARY

- Adjusted net revenue calculated as GAAP net revenue plus impact of purchase accounting of $32M in 2017, $4M in 2018, and $2M in 2019
- Adjusted EBITDA net of adjustments of $242M in 2017 and $267M in 2018, including costs for operational initiatives and Digital project
- Adjusted net revenue trends by region reflective of normal quarterly variations inherent in business due to timing of larger projects
- Global Business Unit, IT & Corporate costs include centralized global engineering and IT expenses in addition to Corporate overhead
- Relatively flat adjusted EBITDA from 2017 to 2018 driven by strategic SG&A investment (~$100mm) and negative impact of material / freight inflation

Source: Management estimates

41

($M | FYE 12/31) 1Q18 2Q18 3Q18 4Q18 FY18 1Q19 2Q19 3Q19 Americas (4)% 2% 15% 10% 6%) 12% 7% (1)% APAC (13)% 18% 23% 7% 8)% 7% 5% 4% EMEA (24)% (9) % 9% 16% (2)% 31% 12% 2% Total (11)% 4% 16% 10% 5%) 15% 7% 1% 2-year stacked growth (2)% 3% -2% 27% 6%) 4% 12% 17% Organic Trade Sales y/y growth Organic Trade Sales Growth By Region Source: Management estimates Organic trade sales adjusted for incremental sales from acquisitions, negative impact from changes in foreign currency exchange rates and changes in purchase accounting Foreign currency exchange rates impact primarily APAC and EMEA with three largest exposed currencies the EUR, RMB and INR 2018 organic trade sales growth adjusted by $195M for Energy Labs and Geist acquisitions. Foreign currency exchange negligible. No adjustment for 2019 organic trade sales for acquisitions. Approximately $85M adjustment for first nine months for foreign exchange. COMMENTARY

Adjusted Net Revenue Reconciliation

VERTIV

GAAP Net Revenue

($M | FYE 12/31)	1Q17	2Q17	3Q17	4Q17	FY17	1Q18	2Q18	3Q18	4Q18	FY18	1Q19	2Q19	3Q19	3Q19 YTD
Americas	$485	$477	$439	$487	**$1,887**	$506	$545	$563	$561	**$2,176**	$564	$580	$551	**$1,695**
APAC	300	289	289	362	**1,240**	278	348	349	372	**1,347**	281	352	353	**986**
EMEA	230	233	200	255	**918**	212	231	213	283	**938**	249	247	218	**714**
Eliminations	(46)	(42)	(33)	(44)	**(165)**	(45)	(38)	(47)	(45)	**(175)**	(39)	(45)	(51)	**(135)**
Total	$969	$957	$894	$1,060	**$3,879**	$951	$1,086	$1,077	$1,172	**$4,286**	$1,055	$1,134	$1,071	**$3,260**

Impact of Purchase Accounting

($M | FYE 12/31)	1Q17	2Q17	3Q17	4Q17	FY17	1Q18	2Q18	3Q18	4Q18	FY18	1Q19	2Q19	3Q19	3Q19 YTD
Americas	$10	$7	$4	$2	**$22**	$1	$1	$1	$1	**$4**	$1	$1	$1	**$2**
APAC	2	0	0	0	**3**	-	-	-	-	**-**	-	-	-	**-**
EMEA	4	2	1	0	**7**	-	-	-	-	**-**	-	-	-	**-**
Eliminations	-	-	-	-	**-**	-	-	-	-	**-**	-	-	-	**-**
Total	$16	$9	$5	$2	**$32**	$1	$1	$1	$1	**$4**	$1	$1	$1	**$2**

Adjusted Net Revenue

($M | FYE 12/31)	1Q17	2Q17	3Q17	4Q17	FY17	1Q18	2Q18	3Q18	4Q18	FY18	1Q19	2Q19	3Q19	3Q19 YTD
Americas	$495	$483	$442	$488	**$1,909**	$507	$546	$564	$562	**$2,180**	$564	$581	$551	**$1,696**
APAC	302	289	289	362	**1,242**	278	348	349	372	**1,347**	281	352	353	**986**
EMEA	233	236	201	255	**925**	212	231	213	283	**938**	249	247	218	**714**
Eliminations	(46)	(42)	(33)	(44)	**(165)**	(45)	(38)	(47)	(45)	**(175)**	(39)	(45)	(51)	**(135)**
Total	$984	$965	$899	$1,062	**$3,911**	$952	$1,087	$1,078	$1,173	**$4,290**	$1,055	$1,135	$1,071	**$3,261**

Source: Management estimates

43

($M | FYE 12/31) 1Q17 2Q17 3Q17 4Q17 FY17 1Q18 2Q18 3Q18 4Q18 FY18 1Q19 2Q19 3Q19 3Q19 YTD Americas $69 $54 $24 $29 $176 $32 $34 $32 $32 $131 $31 $31 $30 $91 APAC 38 11 6 9 64 10 10 9 9 38 9 9 9 27 EMEA 12 10 7 11 40 10 10 9 7 36 6 6 6 18 Global Business Unit, IT & Corporate 2 2 2 2 7 3 3 3 4 13 4 5 7 16 Total $121 $78 $38 $50 $287 $55 $57 $54 $52 $217 $50 $51 $51 $152 ($M | FYE 12/31) 1Q17 2Q17 3Q17 4Q17 FY17 1Q18 2Q18 3Q18 4Q18 FY18 1Q19 2Q19 3Q19 3Q19 YTD Americas $37 $55 $76 $74 $242 $61 $91 $70 $79 $301 $87 $101 $82 $271 APAC (9) 12 33 29 64 17 37 39 44 137 20 46 50 117 EMEA 11 12 0 23 45 (5) 11 7 17 30 21 17 20 57 Corporate and Other (100) (73) (96) (110) (379) (111) (130) (121) (86) (449) (106) (88) (92) (286) Earnings (Loss) Before Interest and Tax $(61) $5 $13 $16 $(28) $(39) $9 $(5) $54 $19 $22 $76 $60 $158 Earnings From Continuing Operations Before Income Taxes Adjusted EBITDA Reconciliation Depreciation & Amortization Source: Management estimates

Adjusted EBITDA Reconciliation (Cont.) EBITDA Adjustments ($M | FYE 12/31) 1Q17 2Q17 3Q17 4Q17 FY17 1Q18 2Q18 3Q18 4Q18 FY18 1Q19 2Q19 3Q19 3Q19 YTD Americas $6 $22 $6 $25 $59 $14 $13 $24 $13 $64 $7 $4 $8 $19 APAC 2 14 5 9 30 6 2 2 7 17 5 (1) (2) 2 EMEA 11 12 16 1 39 10 2 7 24 44 6 6 5 16 Global Business Unit, IT & Corporate 54 (8) 27 41 113 38 51 46 7 142 21 11 14 46 Total $72 $40 $53 $76 $241 $68 $69 $79 $51 $267 $39 $20 $25 $83 Adjusted EBITDA ($M | FYE 12/31) 1Q17 2Q17 3Q17 4Q17 FY17 1Q18 2Q18 3Q18 4Q18 FY18 1Q19 2Q19 3Q19 3Q19 YTD Americas $111 $131 $105 $129 $476 $107 $139 $126 $124 $495 $125 $136 $120 $381 APAC 31 38 43 47 159 33 48 50 59 191 35 54 57 145 EMEA 34 34 23 35 125 15 23 23 49 109 32 28 30 91 Global Business Unit, IT & Corporate (44) (80) (67) (67) (259) (71) (76) (72) (75) (294) (82) (72) (71) (224) Total $132 $122 $104 $143 $500 $84 $134 $128 $157 $502 $110 $147 $136 $393 Source: Management estimates

Additional Company background

Vertiv Offering Capabilities

VERTIV.

Project, Maintenance & Performance Services for Data Center, Communication & Industrial Markets

SERVICES AND SOFTWARE:

VERTIV.

PREVENTIVE MAINTENANCE	PERFORMANCE OPTIMIZATION	PROJECT SERVICES	SOFTWARE & MONITORING
			

IT EDGE INFRASTRUCTURE AND SOLUTIONS (& IT MANAGEMENT):

VERTIV. Avocent. GEIST

RACK	RACK PDU	RACK UPS	HIGH PERFORMANCE KVM	DESKTOP SECURE KVM AND KM
				

POWER MANAGEMENT:

Liebert. NetSure™

AC POWER UPS	POWER DISTRIBUTION	DC POWER SOLUTIONS	BATTERY MONITORING	IN-RACK POWER DISTRIBUTION UNITS
				

THERMAL MANAGEMENT:

Liebert.

PERIMETER COOLING	IN-ROW COOLING SMARTAISLE™	FREECOOLING CHILLERS	EVAPORATIVE FREECOOLING	ICOM™ CONTROLS
				

MODULAR SOLUTIONS:

CABINET	ROW	AISLE	MODULAR
			

47

Well Positioned: #1 in Most End-Markets Served

Targeted Portfolio of Products & Services

	CRITICAL INFRASTRUCTURE & SOLUTIONS				IT & EDGE INFRASTRUCTURE	SERVICES
VERTIV SALES	AC POWER (20%)	DC POWER (10%)	THERMAL (20%)	IT MGMT (7%)	(13)%	(30)%
Description	• Medium & Large Uninterruptible Power Systems (UPS) • Industrial-Grade UPS • AC power distribution systems	• 12V to 400V DC Power systems • Custom DC UPS systems along with DC battery chargers and distribution	• Perimeter cooling • Air Handling & Chiller: Large systems located outside the data room that provide climate control	• IT and infrastructure management solutions	• 1P UPS • Row / Rack cooling • Rack PDUs • Racks • Integrated edge solutions	• Diverse array of services meant to handle ongoing customer equipment and product needs • Maintenance, project and training services • Critical infrastructure software
Market position	#1 Large UPS	#2	#1	#1	#2	#1
Vertiv Brands	Liebert	NetSure	Liebert	Avocent	VERTIV	VERTIV

Select offerings



Liebert EXM
Liebert EXL S1
Liebert FPC
NetSure 5000
NetSure 8000
Liebert iCOM
Liebert DS
Liebert DSE Package System
KVM & Serial Console
IT Software
Liebert GXT
Liebert CRV
Racks
Integrated Solutions
Preventive Maintenance
Performance Optimization
Project Services
Software & Monitoring

Overlay of Software Solutions Across Offerings

Source: Management estimates and company information
Note: Percentages represent breakdown by FY2018 sales. Market position based on management estimates for respective markets.

48

Vertiv Timeline

Combining the Entrepreneurial Spirit Of a Startup With the Resources and Reach of an Established Leader

1965
Liebert Corporation was formed as industry's first manufacturer of computer room air conditioning (CRAC)

1987
Emerson acquires Liebert® Corporation – pioneer in thermal management, power protection for IT systems

2000
Emerson forms Network Power (ENP) business – integrates critical infrastructure technologies under single brand

2001
ENP increases presence in Asia – purchase of Avansys and forms ENP India

2004
ENP acquires Marconi outside plant and power system – expanding telecom industry solutions

2006
ENP acquires Germany- based Knürr AG – leading provider of enclosure systems

2009
ENP acquires Avocent – provider of service processor and data center management software and KVM solutions

2010
ENP acquires Chloride® – customized power solutions for industrial applications

2016
Vertiv launches as stand-alone business building on the success of Emerson's past while expanding capabilities and commitment to support the mission of designing, building and servicing mission-critical technologies that drive possibility for our customers

2017
Vertiv sells the ASCO® Power business as it continues to sharpen its focus on the digital infrastructure space

2018
Vertiv makes its first three acquisitions, Energy Labs, a U.S.-based manufacturer of custom air handling systems, Geist, a leading manufacturer of rack power distribution units and MEMS, an EMEA -based business specializing in generator maintenance

49

Leading Full-Service Provider of Critical Infrastructure Solutions

Go-to-Market Approach - "In-Region For-Region"

VERTIV

Americas



2018A sales: **$2.2B**

8	~130	140+	6
Manufacturing and assembly locations	Sales and service locations	Service centers	Customer experience centers/ labs

Asia Pacific



2018A sales: **$1.3B**

6	~90	60+	5
Manufacturing and assembly locations	Sales and service locations	Service centers	Customer experience centers/ labs

EMEA



2018A sales: **$0.9B**

5	~95	70+	6
Manufacturing and assembly locations	Sales and service locations	Service centers	Customer experience centers/ labs

- Strategically positioned to **grow alongside global customers**
- Always being **present locally** to provide on-the-ground **24/7 support**
- **Diverse geographic presence mitigates country-risk** and presence across 130+ countries enhances stability
- **In-region manufacturing expertise** amplifies customer centric approach to the market
- **Ability to source locally across the globe** decreases response times and improves competitiveness
- **Local presence** and **intimate engagement in China** for over **25 years**

Vertiv has a significant global manufacturing and service presence enabling intimate customer engagement

Source: Company information

50

Data Center Customers Are Migrating to More Agile Architectures EXPERTISE ECOSYSTEMS AGILITY COLLABORATION FLEXIBILITY MODULARITY SPEED BUILD CAPACITY TO MATCH DEMAND Power Skids Modular Enclosures Walk-In Enclosures Customer needs Vertiv principles Vertiv solutions Vertiv’s value proposition is aligned with our customer needs

Communications (Telecom) End Market Applications 1 AC Power 7 Paralleling Switchgear 2 Power Distribution Units 8 Surge Protection 3 Racks & Integrated Cabinets 9 Power Quality Metering 4 Load Banks 10 Infrastructure Management & Monitoring 5 Critical Power Management System 11 DC Power 6 Automatic Transfer Switch 12 Thermal Management 13 Fire Pump Controller 14 Project Services 1 Infrastructure Management & Monitoring 4 Power Transfer Switch / Load Centre 2 Surge Protection 5 DC Power 3 Load Banks 6 High Efficiency DC Power 7 Thermal Management 8 Outside Plant Enclosure 9 Project Services VERTIV Offerings: AC Power DC Power Critical Power Systems Project Services Telecom Core Telecom Access

What is Edge?

Applications That Require Moving Processing and Storage Closer to the Customer

USE CASES

Data Intensive
- Restricted Connectivity
- Smart Cities / Factories / Home & Building
- HD Content Distribution
- High-Performance Computing
- Virtual Reality

Human-Latency Sensitive
- Web Site Optimization
- Augmented Reality
- Smart Retail
- Natural Language Processing

Machine to Machine
- Smart Security
- Smart Grid
- Low-Latency Content Dist.
- Arbitrage Market
- Real-time Analytics
- Defense Force Simulation

Life Critical
- Digital Health
- Connected/Autonomous Cars
- Drones
- Smart Transportation
- Autonomous Robots

ARCHITECTURE

1 **Traditional**
- Cloud / Data center

2 **Local**
- Aggregation sites
- Metro data centers

3 **Edge**
- Rooms / Building


1
2
3
GENERAL PROXIMITY
AGGREGATED REGION
PHYSICAL CONVERGENCE
HUB A
HUB B
HUB B
POINT OF ENGAGEMENT

53

Commercial and Industrial End Market Applications Vital applications across Commercial & Industrial markets with the following characteristics: Part of a connected network Ensure business continuity Significant societal and economic impact if interrupted Serve key safety, security and regulatory needs OVERVIEW RAILROAD MANUFACTURING POWER-GEN Customer intimacy across the globe Ability to adhere to strict rail requirements Provide overall commissioning and predictive testing for customers Use advanced technologies across manufacturing operations to define and document control measures Lithium-ion battery storage systems Advanced virtual power plant services for critical infrastructure Reasons we serve this market: Utilizes existing power and thermal offerings Utilizes skill sets from our service organization Diversifies and exposes us to additional vital applications in growing markets HEALTHCARE OEM applications as well as facility-wide solutions Ability to provide customized solutions Illustrative layout: